EXHIBIT 4.2


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                           EL CHICO RESTAURANTS, INC.

                        INCENTIVE STOCK OPTION AGREEMENT


         THIS AGREEMENT is made and entered into this ______ day of __________, 19_______, between El Chico Restaurants, Inc., a Texas corporation (the "Company") and ________________ (the "Holder") in connection with the grant of an Incentive Option (hereinafter defined) under the El Chico Restaurants, Inc. 1995 Stock Plan (the "Plan").

                              W I T N E S S E T H:

         WHEREAS, the Holder is employed by the Company or one of its Affiliates (hereinafter defined) in a key position and the Company desires to encourage him to own Stock (hereinafter defined) and to give him added incentive to advance the interests of the Company through the Plan and desires to grant the Holder an Incentive Option to purchase shares of Stock of the Company under terms and conditions established by the Committee (hereinafter defined) and/or the Plan.

         NOW, THEREFORE, in consideration of these premises, the parties agree that the following shall constitute the Agreement between the Company and the
Holder:

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified below:

                  1.1 "AFFILIATES" shall mean (a) any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if each of the corporations, other than the Company, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and (b) any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  1.2 "BOARD OF DIRECTORS" shall mean the board of directors of the Company.

                  1.3 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  1.4 "COMMITTEE" shall mean the committee appointed pursuant to appointed pursuant to Section 3 of the Plan by the Board of Directors to administer the Plan.

                  1.5 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  1.6 "FAIR MARKET VALUE" shall mean:

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                           (a) If shares of Stock of the same  class are  listed
                  or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, the last reported sale price on such exchange on the last business day prior to the date in question; or

                           (b) If shares of Stock of the same class shall not be
                  listed or admitted to unlisted trading privileges as provided in subparagraph 1.6(a) and sales prices therefor in the over-the-counter market shall be reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System at the date of determining the Fair Market Value, the last reported sale price so reported on the last business day prior to the date in question; or

                           (c) If shares of Stock of the same class shall not be
                  listed or admitted to unlisted trading privileges as provided in subparagraph 1.6(a) and sales prices therefor shall not be reported by the NASDAQ National Market System as provided in subparagraph 1.6(b), and bid and asked prices therefor in the over-the-counter market shall be reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, the average of the closing bid and asked prices on the last business day prior to the date in question; and

                           (d) If shares of Stock of the same class shall not be
                  listed or admitted to unlisted trading privileges as provided in subparagraph 1.6(a) and sales prices or bid and asked prices therefor shall not be reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph 1.6(b) or subparagraph 1.6(c) at the date of determining the Fair Market Value, the value determined in good faith by the Board of Directors.

         For purposes of valuing Incentive Options, the Fair Market Value of Stock shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

                  1.7 "INCENTIVE OPTION" shall mean a stock option that is intended to satisfy the requirements of Section 422 of the Code.

                  1.8 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  1.9 "STOCK" shall mean the Company' s authorized $.10 par value common stock together with any other securities with respect to which Options granted hereunder may become exercisable.

         2. GRANT OF INCENTIVE OPTION. Subject to the terms and conditions set forth herein, the Company grants to the Holder an Incentive Option (Grant Number _____) to purchase from the Company, during the period ending ________ (___) years from the date of this Agreement,
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______ shares of Stock at a price of $_____ per share,  subject to adjustment as provided in Paragraph 8 hereof. This Incentive Option is exercisable with respect to the shares of Stock indicated as follows, except as provided in Paragraphs 7 and 8:


ON OR AFTER                                         NUMBER OF SHARES
                                               _____shares  of Stock
                                               ____  additional shares  of Stock
                                               ____  additional shares  of Stock
                                               ____  additional shares  of Stock
                                               ____  additional shares  of Stock


         3. NOTICE OF EXERCISE. This Incentive Option may be exercised in whole or in part, from time to time, in accordance with Paragraph 2, by written notice to the Company at the address provided in Paragraph 13, which notice shall:

                  (a) Specify the Grant Number, the number of shares of Stock to be purchased and the exercise price to be paid therefor;

                  (b) If the person exercising this Incentive Option is not the Holder himself, contain or be accompanied by evidence satisfactory to the Committee of such person's right to exercise this Incentive Option; and

                  (c) Be accompanied by (i) payment in full of the exercise price in the form of cash or a check payable to the order of the Company; (ii) payment in the form of shares of Stock owned by the Holder for at least six months and at least equal in value to the aggregate exercise price payable in connection with such exercise; or
         (iii) a combination of (i) and (ii).

         4. TRANSFER AND EXERCISE OF INCENTIVE OPTION. This Incentive Option shall not be transferable except by will or by the laws of descent and distribution. During the Holder's lifetime, this Incentive Option may be exercised only by him. The Holder may not make any disposition of this Incentive Option or any interest therein. As used in this Incentive Option, "disposition" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Holder's lifetime or upon or after the Holder's death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph 4 shall be void and ineffective for all purposes.


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         5. STATUS OF HOLDER.  The Holder shall not be deemed a  shareholder  of the Company with respect to any of the shares of Stock subject to this Incentive Option, except to the extent that such shares shall have been purchased and transferred to him. The Company shall not be required to issue or transfer any certificates for shares of Stock purchased upon exercise of this Incentive Option until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Stock may then be listed.

         6. NO EFFECT ON CAPITAL STRUCTURE. This Incentive Option shall not affect the right of the Company or any Affiliate thereof to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

         7.       PREMATURE EXPIRATION OF INCENTIVE OPTION.

                  (a)      TERMINATION AS AN EMPLOYEE OR DIRECTOR - GENERAL.

                                    (1) If the Holder  ceases to be  employed by
                           at least one of the employers in the group of employers consisting of the Company and its Affiliates because the Holder voluntarily terminates employment with such group of employers and the Holder does not remain or thereupon become a director of the Company or one or more of its Affiliates, or if a Holder voluntarily ceases to be a director of at least one of the corporations in the group of corporations consisting of the Company and its Affiliates and the Holder does not remain or thereupon become an employee of the Company or one or more of its Affiliates, the Holder shall have the right for thirty (30) days after such termination of employment or cessation of directorship, whichever event occurs latest, to exercise this Incentive Option with respect to that portion hereof that has become exercisable pursuant to this Agreement as of the date of the Holder's termination or cessation, and thereafter this Incentive Option shall terminate and cease to be exercisable.

                                    (2) If a Holder  ceases to be employed by at
                           least one of the employers in the group of employers consisting of the Company and its Affiliates because any of such entities terminates the Holder's employment for misconduct, the portion, if any, of this Incentive Option that remains unexercised, including that portion, if any, that pursuant to this Agreement is not yet exercisable, at the time of the Holder's termination of employment, shall terminate and cease to be exercisable as of such time. "Misconduct" shall be as defined in the Company's Personnel Policy and Procedures Manual.

                                    (3) If a Holder  ceases to be employed by at
                           least one of the employers in the group of employers consisting of the Company and its Affiliates because one or more of such entities terminates the employment of the Holder but not for misconduct, and the Holder does not remain or

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                           thereupon  become a director of the Company or one or
                           more of its Affiliates, or if the Holder is only a director and ceases to be a director of at least one of the corporations in the group of corporations consisting of the Company and its Affiliates, the Holder shall have the right for ninety (90) days after such termination of employment or cessation of directorship to exercise this Incentive Option with respect to that portion hereof that has become exercisable pursuant to this Agreement as of the date
                           of  the  Holder's   termination  or  cessation,   and
                           thereafter this Incentive Option shall terminate and cease to be exercisable.

                  (b) TERMINATION AS AN EMPLOYEE OR DIRECTOR - DISABILITY. If the Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates by reason of disability (as defined in Section 22(c)(3) of the Code) and does not remain or thereupon become a director of the Company or one or more of its Affiliates, or if the Holder is only a director and ceases by reason of such disability to be a director of at least one of the corporations in the group of corporations consisting of the Company and its Affiliates, the Holder shall have the right for twelve (12) months after the date of termination of employment with or cessation of directorship of such group of employers by reason of disability, whichever occurs latest, to exercise this Incentive Option to the extent this Incentive Option is exercisable on the date of such termination of employment or cessation of directorship, and thereafter this Incentive Option shall terminate and cease to be exercisable.

                  (c) TERMINATION AS AN EMPLOYEE OR DIRECTOR - DEATH. If the Holder dies while in the employ of the Company or an Affiliate or dies while a director of the Company or an Affiliate, this Incentive Option shall be exercisable by the Holder's legal representatives, heirs, legatees, or distributees for twelve (12) months following the date of the Holder's death to the extent such Option is exercisable on the Holder's date of death, and thereafter this Incentive Option shall terminate and cease to be exercisable.

         8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER, ETC. Notwithstanding any other provision hereof, in the event of any change in the number of outstanding shares of Stock:

                  (a) Effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation;

                  (b) By reason of a spin-off to the shareholders of a part of the Company into a separate entity; or

                  (c) By reason of assumptions and conversions of outstanding grants due to an acquisition by the Company of a separate entity;


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then: (1) The number and class of shares  subject to this  Incentive  Option and
(2) the exercise price of this Incentive Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change; provided, however, that any fractional share resulting from such adjustment may be eliminated. In the event of a dispute concerning such adjustment, the decision of the Committee shall be conclusive. The number of shares subject to this Incentive Option shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Paragraph 8.

The occurrence of:

                  (a)      A dissolution or liquidation of the Company;

                  (b) A merger or consolidation (other than a merger effecting a reincorporation of the Company in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction);

                  (c) A transaction in which any person becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Company; or

                  (d) A sale of all or substantially all of the assets of the Company where it is contemplated that within a reasonable period of time thereafter the Company will either be liquidated or converted into a nonoperating company or an extraordinary dividend will be declared resulting in a partial liquidation of the Company (but in all cases only with respect to those employees whom it is anticipated will lose their employment with the Company and its Affiliates as a result of such sale of assets)

shall cause this Incentive Option to terminate, but the Holder shall, in any event, have the right, immediately prior to such dissolution, liquidation, merger, consolidation, or transaction, to exercise this Incentive Option, to the extent not theretofore exercised, without regard to the determination as to the periods and installments of exercisability made pursuant to Paragraph 2 if (and only if) this Incentive Option has not at that time expired or been terminated.

         9. COMMITTEE AUTHORITY. Any question concerning the interpretation of this Agreement, any adjustments required to be made under Paragraph 8 of this Agreement, and any controversy which may arise under this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.

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         10. NOTICE OF DISQUALIFYING DISPOSITION. In order to enable the Company to avail itself of any income tax deduction to which it may be entitled, the Holder shall notify the Company of his intent to dispose of any of the shares of Stock purchased pursuant to this Incentive Option within two (2) years from the date of the grant of the Incentive Option and one (1) year from the date of exercise of the Incentive Option, and promptly after such disposition the Holder shall notify the Company of the number of shares of Stock disposed of, the dates of acquisition and disposition of such shares, and the consideration, if any, received on such disposition. Nothing in this Paragraph 10, however, shall give the Holder any right to dispose of shares that is inconsistent with any provision of the Plan or any Paragraph of this Agreement. If in connection with any such disposition the Company becomes liable for withholding taxes and has no amounts owing the Holder with which to discharge its withholding obligation, the Holder shall provide the Company with the amount needed to discharge the Company's withholding obligation and shall indemnify the Company against any penalties it may incur through its inability to apply amounts owing the Holder in discharge of its withholding obligation. Nothing in this Paragraph shall give the Holder any right to dispose of shares of Stock in a manner that is inconsistent with any provision of this Agreement, the Plan, or any stock transfer restriction agreement entered into by the Holder.

         11. INCENTIVE OPTION QUALIFICATION. This Incentive Option is intended to qualify as an "incentive stock option" with the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that this Incentive Option is or will be determined to be an "incentive stock option" within such section or any other section of the Internal Revenue Code.

         12. PLAN CONTROLS. The terms of this Agreement are governed by the terms of the Plan, a copy of which is attached hereto as Exhibit A and made a part hereof as if fully set forth herein, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

         13. NOTICE. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or Holder may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance herewith, the Company and the Holder specify their respective addresses as set forth below:


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                  Company:                        El Chico Restaurants, Inc.
                                                  12200 Stemmons Freeway
                                                  Suite 100
                                                  Dallas, TX  75234
                                                  Attn:  Legal Dept.

                  Holder:                         _____________________
                                                  =====================


         14. INFORMATION CONFIDENTIAL. As partial consideration for the granting of this Incentive Option, the Holder agrees that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

         15.      GOVERNING LAW.  Except as is otherwise provided in Paragraph
11.18 of the Plan, where applicable the provisions of this Agreement shall be governed by the contract law of the State of Texas.



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         IN WITNESS  WHEREOF,  the  Company  has  caused  this  Agreement  to be executed and the Holder has hereunto set his hand on the day and year first above written.


                                                     EL CHICO RESTAURANTS, INC.


                                                     By:
                                                     Title:




                                                     HOLDER:



                                   Print Name:





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